EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-80065, 333-06563, 333-114151, 333-35651, 333-28929, 333-28927
and 333-71913) and the Registration Statements on Form S-3 (Nos. 333-16767, 333-26293 and 333-61585), respectively, of our report dated January 29, 1999, with respect to the consolidated financial statements and schedule of Secure Computing Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 25, 1999